UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018 (April 3, 2018)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 2, 2018, EV Energy Partners, L.P. (the “Company”) filed voluntary petitions (“Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

On April 3, 2018, the Company received a letter from the listing qualifications department staff of the NASDAQ Stock Market (“NASDAQ”) notifying the Company that, as a result of the Chapter 11 Cases and in accordance with NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1, NASDAQ has determined that the Company’s common units representing limited partner interests (“common units”) will be delisted from the NASDAQ Capital Market. Accordingly, unless the Company requests an appeal of this determination, trading of the common units will be suspended at the opening of business on April 12, 2018, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common units from listing and registration on the NASDAQ Capital Market.

The Company currently intends to request an appeal of this determination.

As previously disclosed, on July 17, 2017, NASDAQ notified the Company that the bid price of its common stock had closed below $1 per share for 30 consecutive trading days and accordingly the Company was not in compliance with NASDAQ Listing Rule 5450(a)(1).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: April 9, 2018	By: Nicholas Bobrowski
Nicholas Bobrowski
Chief Financial Officer of EV Management LLC,
General partner of EV Energy GP, L.P.,
General partner of EV Energy Partners, L.P.